                                                                  EXHIBIT 12(a)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                      YEAR ENDED DECEMBER 31,
                                                                   -------------------------------------------------------
                                                                     2000        1999        1998        1997        1996
                                                                   --------    --------    --------    --------    -------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                     $ 96,152    $ 76,613    $ 59,839    $ 37,797    $31,279
  Plus:
     Fixed Charges (excluding capitalized interest)                 285,275     163,269     115,894      62,269     47,130
                                                                   --------    --------    --------    --------    -------

TOTAL EARNINGS                                                     $381,427    $239,882    $175,733    $100,066    $78,409
                                                                   ========    ========    ========    ========    =======

FIXED CHARGES:
     Interest expensed and capitalized                             $283,849    $160,712    $114,396    $ 60,912    $45,857
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                              1,921       2,286         544         526        586
     An estimate of the interest component within rental expense      2,034       1,474       1,080         831        687
                                                                   --------    --------    --------    --------    -------

TOTAL FIXED CHARGES                                                $287,804    $164,472    $116,020    $ 62,269    $47,130
                                                                   ========    ========    ========    ========    =======

RATIO OF EARNINGS TO FIXED CHARGES                                     1.33        1.46        1.51        1.61       1.66
                                                                   ========    ========    ========    ========    =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                     $ 96,152    $ 76,613    $ 59,839    $ 37,797    $31,279
  Plus:
     Fixed Charges (excluding capitalized interest)                 223,273     127,485      98,456      52,255     41,604
                                                                   --------    --------    --------    --------    -------

TOTAL EARNINGS                                                     $319,425    $204,098    $158,295    $ 90,052    $72,883
                                                                   ========    ========    ========    ========    =======

FIXED CHARGES:
     Interest expensed and capitalized                             $221,847    $124,928    $ 96,916    $ 50,898    $40,331
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                              1,921       2,286         544         526        586
     An estimate of the interest component within rental expense      2,034       1,474       1,080         831        687
                                                                   --------    --------    --------    --------    -------

TOTAL FIXED CHARGES                                                $225,802    $128,688    $ 98,540    $ 52,255    $41,604
                                                                   ========    ========    ========    ========    =======

RATIO OF EARNINGS TO FIXED CHARGES                                     1.41        1.59        1.61        1.72       1.75
                                                                   ========    ========    ========    ========    =======